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                                    Exhibit 5
                           Opinion of Latham & Watkins

                                  July 21, 1994


Grubb & Ellis Company
One Montgomery Street
Telesis Tower
San Francisco, California  94104

Ladies and Gentlemen:

          We have acted as special counsel to Grubb & Ellis Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 which is being filed with the Securities and Exchange Commission by the Company on the date hereof (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of up to 4,418,540 shares (the "Common Shares") of the Company's common stock, par value $.01 per share. This opinion is rendered to the Company pursuant to its request.

          In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Common Shares for the purposes of this opinion. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company such certificates and other representations and assurances as we have deemed necessary or appropriate for the purposes of this opinion.

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

          Our opinion herein is limited to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California and the General Corporation Law of the State of Delaware. We assume no responsibility regarding the applicability to, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing, and the other matters set forth herein, we are of the opinion that, as of the date hereof, the Common Shares have been duly authorized and reserved for issuance, and, when issued, delivered and paid for in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectus included therein.

                              Very truly yours,




                              LATHAM & WATKINS